As filed with the Securities and Exchange Commission on June 20, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GATX FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6172	94-1661392
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 West Monroe Street
Chicago, Illinois 60661-3676
(312) 621-6200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Deborah A. Golden
Vice President and General Counsel
GATX Financial Corporation
500 West Monroe Street
Chicago, Illinois 60661-3676
(312) 621-6200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

David A. Schuette
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606
(312) 782-0600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Unit(1)	Offering Price(1)	Fee
5.8% Senior Notes due 2016	$200,000,000	100%	$200,000,000	$21,400

(1)	Calculated in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2006

PROSPECTUS

Offer to Exchange $200,000,000 5.8% Senior Notes due 2016 for $200,000,000
5.8% Senior Notes due 2016 that have been registered under
the Securities Act of 1933, of

GATX Financial Corporation

The exchange offer will expire at 5:00 P.M.,
New York City time, on          , 2006, unless extended.

Terms of the exchange offer:

•	The exchange notes, which have been registered with the Securities and Exchange Commission, are being offered in exchange for the original notes that were previously issued in an offering exempt from the Securities and Exchange Commission’s registration requirements. The terms of the exchange offer are summarized below and are more fully described in this prospectus.

•	We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

•	We believe that the exchange of original notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any cash proceeds from the exchange offer.

•	The terms of the exchange notes are identical in all material respects to the original notes, except that the exchange notes are registered under the Securities Act and the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes.

•	There is no established trading market for the exchange notes or the original notes. We do not intend to apply for listing of the exchange notes on any securities exchange.

•	All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act of 1933. See “Plan of Distribution.”

See “Risk Factors” beginning on page 6 for a discussion of the risks that should be considered by holders prior to tendering their original notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2006.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus speaks only as of the date of this prospectus unless the information indicates that another date applies.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

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AVAILABLE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference facility:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facility and copying charges.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are identified by such words as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” or “project” and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, these statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, the factors discussed under “Risk Factors” in this prospectus.

We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements, including the notes thereto, included or incorporated by reference in this prospectus. Unless the context indicates otherwise, references to “GATX Financial,” “GFC,” the “Company,” “we,” “us” or “our” refer to GATX Financial Corporation, its predecessors and subsidiaries.

GATX Financial

We are a wholly owned subsidiary of GATX Corporation (GATX). We are headquartered in Chicago, Illinois and provide our services primarily through three operating segments: GATX Rail (“Rail”), GATX Air (“Air”) and GATX Specialty (“Specialty”). We specialize in railcar and locomotive leasing, aircraft leasing, and the financing of other large-ticket equipment. In addition, we operate a fleet of self-unloading vessels on the Great Lakes through our wholly owned subsidiary, American Steamship Company. We also partner with financial institutions and operating companies to improve scale in certain markets, broaden diversification within asset classes, and enter new markets.

Rail is headquartered in Chicago, Illinois and is principally engaged in leasing railcars (primarily tank cars and freight cars) and locomotives. Rail’s customers are comprised largely of shippers of chemical, petroleum, and food products and railroads. Rail primarily provides full-service leases on railcars, under which it maintains the railcars, pays ad valorem taxes, and provides other ancillary services. Rail also provides net leases under which the lessee is responsible for maintenance, insurance and taxes. In addition, Rail manages railcars for third party owners for which it earns a fee. Rail operates a network of major service centers across North America that perform significant repair and regulatory compliance work on owned and third party railcars. Rail’s North American operation also includes its locomotive leasing business, which consists primarily of leasing four axle locomotives to railroads and shippers in North America. In Europe, Rail engages in leasing railcars through its German, Austrian and Polish wholly owned subsidiaries.

Air is headquartered in San Francisco, California and is primarily engaged in leasing widely used narrowbody aircraft to commercial airlines throughout the world. Joint ventures (“affiliates”) are a significant part of Air’s business model. Air uses joint venture investments to diversify risk and to reduce required investment when acquiring aircraft. Air earns fees for providing management services to many of its affiliates and also for managing aircraft for third parties.

Specialty is headquartered in San Francisco, California. The Specialty portfolio consists primarily of leases, loans, affiliate investments and interests in residual values involving a variety of underlying asset types, including marine, aircraft, rail, industrial and other equipment. The portfolio provides recurring lease and interest income and uneven periodic income primarily related to the remarketing of assets, both owned and managed. Specialty leverages its equipment knowledge by managing portfolios of assets for third parties. The majority of these managed assets are in markets in which we have a high level of expertise, such as aircraft, rail equipment and marine equipment. Specialty generates fee income through portfolio administration and asset remarketing income from these managed assets.

General

We are a Delaware corporation. Our principal offices are located at 500 West Monroe Street, Chicago, Illinois 60661-3676. Our telephone number is (312) 621-6200.

Summary of the Exchange Offer

On March 3, 2006, we completed the private offering of the $200,000,000 aggregate principal amount of 5.8% Senior Notes due 2016. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver to you this prospectus and to complete the exchange offer within 255 days after the issuance of the original notes. You are entitled to exchange in the exchange offer your outstanding original notes for exchange notes which have substantially identical terms. Below is a summary of the exchange offer:

Securities Offered	Up to $200,000,000 aggregate principal amount of new 5.8% Senior Notes due 2016 that have been registered under the Securities Act. The form and terms of these exchange notes are identical in all material respects to those of the original notes. The exchange notes, however, will not contain transfer restrictions, registration rights and additional interest applicable to the original notes.

The Exchange Offer	We are offering to exchange $1,000 principal amount of our 5.8% Senior Notes due 2016 that have been registered under the Securities Act, for each $1,000 principal amount of our outstanding 5.8% Senior Notes due 2016. In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $200,000,000 principal amount of original notes outstanding. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales	Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to other issuers in exchange offers like ours, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the exchange notes in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

• you are not an affiliate of ours, as defined under Rule 405 of the Securities Act.

By signing the letter of transmittal and exchanging your original notes for exchange notes, as described below, you will be making representations to this effect.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

(1) you cannot rely on the applicable interpretations of the staff of the SEC; and

(2) you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution.”

Furthermore, any broker-dealer that acquired any of its original notes directly from us:

• may not rely on the applicable interpretation of the staff of the SEC’s position contained in Morgan, Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corp., SEC no-action letter (April  13, 1988) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

• must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Expiration Date	5:00 p.m., New York City time, on , 2006 unless we extend the expiration date.

Accrued Interest on the Exchange Notes and Original Notes	The exchange notes will bear interest from the date of issuance of the original notes. If your original notes are accepted for exchange, then you will receive interest on the exchange notes and not on the original notes.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes. See “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for Tendering Original Notes	Except as described in the section titled “The Exchange Offer — Guaranteed Delivery Procedures,” if you hold original notes and want to accept the exchange offer, on or prior to the expiration date, you must either:

• transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to JPMorgan Chase Bank, N.A. at the address listed in this prospectus; or

• if original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus.

See “The Exchange Offer — Procedures for Tendering.”

Special Procedures for Beneficial Holders	If you are the beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender on your behalf. See “The Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures	If you wish to tender your original notes and you cannot deliver the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your original notes by following the guaranteed delivery procedures under the heading “The Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal Rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the conditions stated in the section “The Exchange Offer — Conditions to the Exchange Offer” of this prospectus, we will accept for exchange any and all original notes which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See “The Exchange Offer — Terms of the Exchange Offer.”

Certain Material Federal Income Tax Consequences	Your exchange of original notes for exchange notes to be issued in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Certain Material U.S. Federal Income Tax Consequences.”

Exchange Agent	JPMorgan Chase Bank, N.A. is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer — Exchange Agent.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We will pay all expenses incident to the exchange offer. See “Use of Proceeds.”

Summary of the Terms of the Exchange Notes

The terms of the exchange notes we are issuing in the exchange offer and the original notes are identical in all material respects, except:

•	the exchange notes will have been registered under the Securities Act;

•	the exchange notes will not contain transfer restrictions and registration rights that relate to the original notes; and

•	the exchange notes will not contain provisions relating to the payment of additional interest to be made to the holders of the original notes under circumstances related to the timing of the exchange offer.

The exchange notes will evidence the same debt as the original notes and will be governed by the same indenture. A brief description of the material terms of the exchange notes follows:

Issuer	GATX Financial Corporation.

Maturity Date	March 1, 2016.

Exchange Notes Offered	$200,000,000 aggregate principal amount of 5.8% Senior Notes due 2016.

Interest Payment Dates	March 1 and September 1 of each year, beginning September 1, 2006.

Ranking	The exchange notes will be our senior obligations and will rank equally with all of our other unsecured senior indebtedness.

Optional Redemption	We may redeem the exchange notes, in whole or in part at any time and from time to time, at the redemption price set forth under “Description of the Exchange Notes — Optional Redemption,” plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

Sinking Fund	None.

Covenants	The indenture under which the exchange notes will be issued limits, subject to the exceptions described herein, our ability to place liens on our assets and those of our subsidiaries, without securing the exchange notes equally and ratably with the other indebtedness secured by such liens. The indenture will also include requirements that must be met if we consolidate or merge with, or sell, lease or convey all or substantially all of our assets to, another entity.

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the exchange notes, see “Description of the Exchange Notes — Events of Default, Waiver and Notice.”

Listing	We do not intend to list the exchange notes on any securities exchange.

Governing Law	The exchange notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Depository	DTC.

Trustee	JPMorgan Chase Bank, N.A.

RISK FACTORS

You should consider carefully the following risks, together with the other information included or incorporated by reference in this prospectus, before making a decision to participate in the exchange offer. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, also may impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our securities, including the exchange notes, could decline, and you might lose all or part of your investment.

Risks Relating to our Business

We may not be able to secure financing to fund our operations or contractual commitments.

We are dependent, in part, upon the issuance of unsecured and secured debt to fund our operations and contractual commitments. A number of factors could cause us to incur increased borrowing costs and to have greater difficulty accessing public and private markets for both secured and unsecured debt. These factors include the global capital market environment and outlook, our financial performance and our credit ratings and outlook as determined primarily by rating agencies such as Standard & Poor’s (“S&P”) and Moody’s Investor Service (“Moody’s”). In addition, based on our current credit ratings, access to the commercial paper market and uncommitted money market lines is uncertain and cannot be relied upon. It is also possible that our other sources of funds, including available cash, bank facilities, cash flow from operations and portfolio proceeds, may not provide adequate liquidity to fund our operations and contractual commitments.

United States and world economic and political conditions, including acts or threats of terrorism and/or war, could adversely affect our business.

National and international political developments, instability and uncertainties, including continuing political unrest and threats of terrorist attacks, could result in global economic weakness in general and in the United States in particular, and could have an adverse impact on our businesses. The effects may include legislation or regulatory action directed toward improving the security of aircraft and railcars against acts of terrorism, which could affect the construction and/or operation of aircraft and railcars, a decrease in demand for air travel and rail services, consolidation and/or additional bankruptcies in airline industry; lower utilization of new and existing aircraft and rail equipment; lower rail and aircraft rental rates and impairment of rail and air portfolio assets or capital market disruption, which may raise our financing costs or limit our access to capital; and liability or losses resulting from acts of terrorism involving our assets. Depending upon the severity, scope and duration of these effects, the impact on our financial position, results of operations and cash flows could be material.

Competition could result in decreased profitability.

We are subject to intense competition in our leasing and lending businesses. In many cases, these competitors are larger entities that have greater financial resources, higher credit ratings and a lower cost of capital than we do. These factors may enable competitors to offer leases and loans to customers at lower rates than we are able to provide, thus impacting our asset utilization or our ability to lease assets or make loans on a profitable basis.

Our core businesses depend upon our customers leasing assets.

Our core businesses rely upon our customers continuing to lease rather than purchase assets. There are a number of items that factor into the customer’s decision to lease or purchase assets, such as tax considerations, interest rates, balance sheet considerations, and operational flexibility. We have no control over these external considerations and changes in these factors could negatively impact demand for our assets held for lease.

We cannot predict whether inflation will continue to have a positive impact on our financial results.

Inflation in leasing rates as well as inflation in residual values for air, rail and other equipment has historically benefited our financial results. Effects of inflation are unpredictable as to timing and duration and depend on market conditions and economic factors.

Our assets may become obsolete.

Our core assets may be subject to functional, regulatory, or economic obsolescence. Although we believe we are adept at managing obsolescence risk, there is no guarantee that changes in various market fundamentals or the adoption of new regulatory requirements will not unexpectedly cause asset obsolescence in the future.

Our allowance for possible losses may be inadequate to protect against losses.

Our allowance for possible losses on gross receivables may be inadequate if unexpected adverse changes in the economy differ from the expectations of management, or if discrete events adversely affect specific customers, industries or markets. If the allowance for possible losses is insufficient to cover losses related to gross receivables, then our financial position or results of operations could be negatively impacted.

The fair market value of our long-lived assets may differ from the value of those assets reflected in our financial statements.

Our assets consist primarily of long-lived assets such as railcars, aircraft, marine vessels and industrial equipment. The carrying value of these assets in the financial statements may at times differ from their fair market value. These valuation differences may be positive or negative and may be material based on market conditions and demand for certain assets. We regularly review our long-lived assets for impairment.

We may incur future asset impairment charges.

An asset impairment charge may result from the occurrence of unexpected adverse events or management decisions that impact our estimates of expected cash flows generated from our long-lived assets or joint ventures. We regularly review long-lived assets and joint ventures for impairment, including when events or changes in circumstances indicate the carrying value of an asset may not be recoverable. We may be required to recognize asset impairment charges in the future as a result of a weak economic environment, challenging market conditions, events related to particular customers or asset types or as a result of asset or portfolio sale decisions by management.

We may not be able to procure insurance on a cost-effective basis in the future.

The ability to insure our rail and aircraft assets and their associated risks is an important aspect of our ability to manage risk in these core businesses. There is no guarantee that such insurance will be available on a cost-effective basis consistently in the future.

We are subject to extensive environmental regulations and our costs of remediation may be materially greater than the remediation costs we have estimated.

We are subject to federal and state requirements for protection of the environment, including those for discharge of hazardous materials and remediation of contaminated sites. We routinely assess our environmental exposure, including obligations and commitments for remediation of contaminated sites and assessments of ranges and probabilities of recoveries from other responsible parties. Due to the regulatory complexities and risk of unidentified contaminants on our properties, the potential exists for remediation costs to be materially different from the costs we have estimated.

We have been, and may in the future be, involved in various types of litigation.

The nature of assets which we own and lease exposes us to the potential for various claims and litigation related to, among other things, personal injury and property damage, environmental claims and other matters.

The transportation of certain commodities our railcars, particularly those classified as hazardous materials, pose risks resulting in potential liabilities and losses that could have a significant effect on our consolidated financial condition or results of operations.

High energy prices could have a negative effect on the demand for our products and services.

Energy prices, including the price of natural gas and oil, are significant cost drivers for many of our customers, particularly in the chemical and airline industries. Sustained high energy or commodity prices could negatively impact these industries resulting in a corresponding adverse effect on the demand for our assets held for lease and related services. In addition, sustained high steel prices could result in higher new railcar acquisition costs.

New regulatory rulings could negatively affect our profitability.

Our air and rail operations are subject to the jurisdiction of a number of federal agencies, including the Department of Transportation. State agencies regulate some aspects of rail operations with respect to health and safety matters not otherwise preempted by federal law. Our operations are also subject to the jurisdiction of regulatory agencies of foreign countries. New regulatory rulings may negatively impact our financial results through higher maintenance costs or reduced economic value of our assets.

Events or conditions negatively affecting certain assets, customers or geographic regions in which we have a large investment could have a negative impact on our results of operations.

Our revenues are generally derived from a wide range of asset types, customers and geographic locations. However, from time to time, we could have a large investment in a particular asset type, a large revenue stream associated with a particular customer, or a large number of customers located in a particular geographic region. Decreased demand from a discrete event impacting a particular asset type, discrete events with a specific customer, or adverse regional economic conditions, particularly for those assets, customers or regions in which we have a concentrated exposure, could have a negative impact on our results of operations.

Fluctuations in foreign exchange rates could have a negative impact on our results of operations.

Our results are exposed to foreign exchange rate fluctuations as the financial results of certain subsidiaries are translated from their local currency into U.S. dollars upon consolidation. As exchange rates vary, the operating results of these subsidiaries, when translated, may differ materially from period to period. We are also subject to gains and losses on foreign currency transactions, which could vary based on fluctuations in exchange rates and the timing of the transactions and their settlement. In addition, fluctuations in foreign exchange rates can have an effect on the demand and relative price for services provided by us domestically and internationally and could have a negative impact on our results of operations.

We may be unable to maintain assets on lease at satisfactory lease rates.

Our profitability is largely dependent on our ability to maintain assets on lease (utilization) at satisfactory lease rates. A number of factors can adversely affect utilization and lease rates, including, but not limited to, an economic downturn causing reduced demand or oversupply in the markets in which we operate, changes in customer behavior, or any other change in supply or demand caused by factors discussed in this Risk Factors section.

Changes in assumptions used to calculate post-retirement costs could adversely affect our results of operations.

Our pension and other post-retirement costs are dependent on various assumptions used to calculate such amounts, including discount rates, long-term return on plan assets, salary increases, health care cost trend rates and other factors. Changes to any of these assumptions could adversely affect our results of operations.

Our effective tax rate could be adversely affected by changes in the mix of earnings in the U.S. and foreign countries.

We are subject to taxes in both the U.S. and various foreign jurisdictions. As a result, our effective tax rate could be adversely affected by changes in the mix of earnings in the U.S. and foreign countries with differing statutory tax rates, legislative changes impacting statutory tax rates, including the impact on recorded deferred tax assets and liabilities, changes in tax laws or by material audit assessments. In addition, deferred tax balances reflect the benefit of net operating loss carryforwards, the realization of which will be dependent upon generating future taxable income.

Our internal control over financial accounting and reporting may not detect all errors or omissions in the financial statements.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of internal control over financial reporting and a report by our independent auditors addressing these assessments. If we fail to maintain the adequacy of internal control over financial accounting, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and related regulations. Although our management has concluded that adequate internal control procedures are in place, no system of internal control can provide absolute assurance that the financial statements are accurate and free of error. As a result, the risk exists that our internal control may not detect all errors or omissions in the financial statements.

Risks Related to this Offering, the Original Notes and the Exchange Notes

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. The restrictions on transfer of your original notes arise because we issued the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not intend to register the original notes under the Securities Act. To the extent original notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining original notes would be adversely affected. See “The Exchange Offer — Consequences of Failure to Exchange Original Notes” for a discussion of the possible consequences of failing to exchange your original notes.

You may find it difficult to sell your exchange notes because there is no existing trading market for the exchange notes.

You may find it difficult to sell your exchange notes because an active trading market for the exchange notes may not develop. There is no existing trading market for the exchange notes. We do not intend to apply for listing or quotation of the exchange notes on any exchange, and so we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. Although the initial purchasers of the original notes have informed us that they intend to make a market in the exchange notes, they are not obligated to do so, and any market making may be discontinued at any time without notice. As a result, the market price of the exchange notes, as well as your ability to sell the exchange notes, could be adversely affected.

Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that:

•	exchanges its original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, or

•	resells exchange notes that were received by it for its own account in the exchange offer, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

In addition to broker-dealers, any noteholder that exchanges its original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange the original notes of like principal amount, the terms of which are identical in all material respects to the exchange notes. The original notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected consolidated financial data. Our selected consolidated financial data as of and for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 have been derived from our audited consolidated financial statements. Our selected consolidated financial data as of March 31, 2006 and March 31, 2005 and for the three months ended March 31, 2006 and 2005 have been derived from our unaudited consolidated financial statements. In the opinion of management, the unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring items, which are necessary to present a fair statement of the results of the interim periods. You should read the following financial information along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes, which are included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005, incorporated by reference in this prospectus.

	As of and for the
	Three Months Ended
	March 31,		As of and for the Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(In millions)

Results of Operations:
Revenues	$295.2	$264.1	$1186.9	$1,187.8	$1,045.5	$1,001.9	$1,113.9
Share of affiliates’ earnings	27.3	22.9	(28.8)	65.2	66.8	46.1	30.5

Total Gross Income	322.5	287.0	1,158.1	1,253.0	1,112.3	1,048.0	1,144.4
Income from Continuing Operations Before Cumulative Effect of Accounting Change	61.7	42.0	45.8	204.0	97.2	60.9	13.3
Discontinued Operations	—	—	0.8	11.1	15.2	10.9	206.7
Cumulative Effect of Accounting Change	—	—	—	—	—	(34.9)	—

Net Income	$61.7	$42.0	$46.6	$215.1	$112.4	$36.9	$220.0

Balance Sheet Data:
Assets of continuing operations	$5,696.0	$5,681.7	$5,525.8	$5,889.6	$5,809.0	$6,105.4	$5,602.7
Assets of discontinued operations	—	—	—	11.4	560.1	642.4	895.2

Total Assets	$5,696.0	$5,681.7	$5,525.8	$5,901.0	$6,369.1	$6,747.8	$6,497.9

Long-term debt and capital lease obligations of continuing operations	$2,635.2	$2,595.1	$2,515.6	$2,760.0	$3,177.7	$3,679.4	$3,300.0
Long term debt and capital lease obligations of discontinued operations	—	—	—	—	346.3	371.9	488.5

Total Long Term Debt and Capital Lease Obligations	$2,635.2	$2,595.1	$2,515.6	$2,760.0	$3,524.0	$4,051.3	$3,788.5

THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we issued the original notes on March 3, 2006, we entered into a registration rights agreement with the initial purchasers of those original notes. Under the registration rights agreement, we agreed to file a registration statement regarding the exchange of the original notes for notes that are registered under the Securities Act. We also agreed to cause the registration statement to become effective with the SEC and to conduct this exchange offer after the registration statement is declared effective. We will keep this registration statement effective until the 180th day after this exchange offer is completed. The registration rights agreement provides that we will be required to pay special interest to the holders of the original notes if:

•	the registration statement is not declared effective by September 29, 2006;

•	neither the exchange offer has been completed nor the shelf registration statement that we are required to file under specified circumstances described in the registration rights agreement has been declared effective by November 13, 2006;

•	the shelf registration statement has not been declared effective by the 120th day after it is required to be filed;

•	after the registration statement has been declared effective, it ceases to be effective or usable prior to the consummation of this exchange offer; or

•	after the shelf registration statement, if any, has been declared effective, it ceases to be effective or usable for more than 60 days in the aggregate during any 12-month period in which it is required to be effective.

Special interest will be paid for the period of the occurrence of the default (but only with respect to the default at any particular time) until the time that no default is in effect, at an amount per annum equal to 0.25% of the aggregate principal amount of original notes during the first 90-day period following the occurrence of such default which rate shall increase by an additional 0.25% during each subsequent 90-day period, up to a maximum of 0.50%. Special interest shall be paid on interest payment dates to the holders of record for the payment of interest.

A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange original notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on          , 2006. However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term “expiration date” means the latest time and date to which we extend the exchange offer.

As of the date of this prospectus, $200,000,000 aggregate principal amount of the original notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about          , 2006 to all holders of original notes known to us. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under the heading “— Conditions to the Exchange Offer.”

We reserve the right to extend the period of time during which the exchange offer is open. We would then delay acceptance for exchange of any original notes by giving oral or written notice of an extension to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Original notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.

We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the heading “— Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes, file a post-effective amendment to the prospectus and provide notice to the noteholders. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the noteholders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time on that date.

Procedures for Tendering

When the holder of original notes tenders, and we accept, notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as described below, a tendering holder must, on or prior to the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to JPMorgan Chase Bank, N.A. at the address listed below under the heading “— Exchange Agent;” or

•	if original notes are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent’s message (as defined below) to the exchange agent at the address listed below under the heading “— Exchange Agent.”

In addition, either:

•	the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the original notes being tendered into the exchange agent’s account at the Depository Trust Company, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

The Depository Trust Company will be referred to as DTC in this prospectus.

The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal to us.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original notes surrendered for exchange are tendered:

•	by a registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will determine in our sole discretion all questions as to the validity, form and eligibility of original notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the absolute right to reject any particular original note not properly tendered or any which acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular original note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of original notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution.

If the letter of transmittal or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things,

•	the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder; and

•	neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange notes.

If any holder or other person is an “affiliate” of ours, as defined under Rule 405 of the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the exchange notes, that holder or other person can not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered. We will issue the exchange notes promptly after acceptance of the original notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice to be given promptly thereafter. See “— Conditions to the Exchange Offer” below for a discussion of the conditions that must be satisfied before we accept any original notes for exchange.

For each original note accepted for exchange, the holder will receive an exchange note having a principal amount equal to that of the surrendered original note. The exchange notes will bear interest from the date of issuance of the original notes. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from March 3, 2006. Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer, and such holder will be deemed to have waived their rights to receive the accrued interest on the original notes. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the original notes under circumstances relating to the timing of the exchange offer.

In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of the original notes, into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes. The non-exchanged original notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s system must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed below under the heading “— Exchange Agent” on or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If a registered holder of original notes desires to tender the original notes, and the original notes are not immediately available, or time will not permit the holder’s original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery,

(1) stating the name and address of the holder of original notes being tendered and the amount of original notes tendered,

(2) stating that the tender is being made; and

(3) guaranteeing that within three New York Stock Exchange trading days after the expiration date, a book-entry confirmation together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	a book-entry confirmation together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under the heading ‘‘— Exchange Agent” before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the principal amount of the original notes;

•	contain a statement that the holder is withdrawing his election to have the original notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of the original notes in the name of the person withdrawing the tender; and

•	specify the name in which the original notes are registered, if different from that of the depositor.

Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal and our determination will be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered. Any original notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. The original notes will be credited to an account maintained with DTC for the original notes. The original notes will be credited to the DTC account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following the procedures described above under the heading “— Procedures for Tendering” above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time before the acceptance of the original notes for exchange or the exchange of the exchange notes for the original notes, any of the following events occurs:

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1) seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction;

(2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the exchange offer; or

(3) any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•	any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole judgment, might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or

•	the following has occurred:

(1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2) any limitation by a governmental authority, which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or

(3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•	any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes; which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

These conditions to the exchange offer are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if at this time any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

We have appointed JPMorgan Chase Bank, N.A. as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the following address:

Main Delivery To: JPMorgan Chase Bank, N.A., Exchange Agent

By Mail, Hand or Overnight Courier:
JPMorgan Chase Bank, N.A.
2001 Bryan Street, 9th Floor
Dallas, Texas 75201
Attn: Exchanges

By Facsimile Transmission
(for Eligible Institutions only):
(214) 468-6494

Confirm by Telephone:
(800) 275-2048

If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than any facsimile number indicated, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Requests for Assistance or Additional Copies

All questions regarding the exchange offer, as well as requests for additional copies of this prospectus and the accompanying letter of transmittal, and requests for notices of guaranteed delivery and other related documents should be directed to the Company at the following address or phone number:

GATX Financial Corporation
500 West Monroe Street
Chicago, Illinois 60661-3676
Attention: Treasurer
(312) 621-6200

Transfer Taxes

Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with exchange, except that holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Original Notes

Holders who desire to tender their original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.

Original notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the original notes and in the offering memorandum dated March 2, 2006, relating to the original notes. Except in limited circumstances with respect to specific types of holders of original notes, we will have no further obligation to provide for the registration under the Securities Act of such original notes. In general, original notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the original notes under the Securities Act or under any state securities laws.

Upon completion of the exchange offer, holders of the original notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Holders of the exchange notes and any original notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Consequences of Exchanging Original Notes

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by holders after the exchange offer other than by any holder who is one of our “affiliates” (as defined in Rule 405 under the Securities Act). Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

a. such exchange notes are acquired in the ordinary course of such holder’s business; and

b. such holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of the exchange notes.

However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

a. it is not an affiliate of GATX Financial Corporation;

b. it is not engaged in, and does not intend to engage in, a distribution of the exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes; and

c. it is acquiring the exchange notes in the ordinary course of its business.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes must acknowledge that such original notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

In addition, to comply with state securities laws of certain jurisdictions, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the notes. We have agreed in the registration rights agreement that, prior to any public offering of transfer restricted securities, we will register or qualify the transfer restricted securities for offer or sale under the securities laws of any jurisdiction requested by a holder. Unless a holder requests, we currently do not intend to register or qualify the sale of the exchange notes in any state where an exemption from registration or qualification is required and not available. “Transfer restricted securities” means each note until:

a. the date on which such note has been exchanged by a person other than a broker-dealer for a note in the exchange offer;

b. following the exchange by a broker-dealer in the exchange offer of an exchange note, the date on which the exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus;

c. the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement that we file in accordance with the registration rights agreement; or

d. the date on which such note is distributed to the public in a transaction under Rule 144 of the Securities Act.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Three Months
	Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001

Ratio of earnings to fixed charges(a)	2.47x	1.92x	1.78x	2.42x	1.40x	1.25x		(b)

(a)	The ratio of earnings to fixed charges represents the number of times “fixed charges” are covered by “earnings”. “Fixed charges” consist of interest on outstanding debt and amortization of debt discount and expense, adjusted for capitalized interest and the interest portion of operating lease expense. “Earnings” consist of consolidated income from continuing operations before income taxes and fixed charges, less the share of affiliates’ earnings, net of distributions received.

(b)	For the year ended December 31, 2001, fixed charges exceeded earnings by $27.7 million.

DESCRIPTION OF THE EXCHANGE NOTES

Provided below is a description of the specific terms of the exchange notes. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of terms in the indenture. When used in this section, the terms “GATX Financial,” “we,” “our” and “us” refer solely to GATX Financial Corporation and not to its consolidated subsidiaries.

General

We will issue the exchange notes under an indenture dated as of November 1, 2003 between us and JPMorgan Chase Bank, N.A., as trustee, and a supplemental indenture dated as of March 3, 2006 (as so supplemented, the “indenture”). The indenture does not limit the amount of additional unsecured indebtedness ranking equally and ratably with the exchange notes that we may incur. We may, from time to time, without the consent of the holders of the exchange notes, issue notes under the indenture in addition, and with identical terms, to the exchange notes. The statements in this prospectus concerning the exchange notes and the indenture are not complete and you should refer to the provisions in the indenture which are controlling. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

Maturity

The exchange notes will mature on March 1, 2016.

Interest

The exchange notes will bear interest at a rate per annum equal to 5.8%. Interest will accrue from the date of issuance of the original notes. We will pay interest on March 1 and September 1 of each year to the person in whose name the new note is registered at the close of business on the preceding February 15 or August 15, except that the interest payable on the maturity date, or, if applicable, upon redemption, will be payable to the person to whom the principal on the new note is payable.

Interest on the exchange notes will be computed on the basis of a 360-day year of twelve 30-day months. Payments of interest and principal will be made in United States dollars.

Ranking

The exchange notes will be our senior obligations and will rank equally with all of our other unsecured senior indebtedness.

Denominations

The authorized denominations of the exchange notes will be $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of the exchange notes, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with the transaction.

Optional Redemption

The exchange notes will be redeemable, in whole or in part at any time and from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the exchange notes to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the exchange notes (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois, or New York, New York, are authorized or obligated by law or executive order to close.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the exchange notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for that redemption date.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and Banc of America Securities LLC and their respective successors; provided, however, that if either of the foregoing or their successors shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute for it another nationally recognized investment bank that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

We will mail notice of a redemption to holders of exchange notes by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the exchange notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular exchange notes or portions thereof for redemption from the outstanding exchange notes not previously called by such method as the trustee deems fair and appropriate.

Discharge, Defeasance and Covenant Defeasance

The exchange notes will not be subject to defeasance or covenant defeasance.

Registration, Transfer and Exchange

We appointed the trustee as securities registrar for the purpose of registering the exchange notes and transfers and exchanges of the exchange notes and, subject to the terms of the indenture, the notes may be presented for registration of transfer and exchange at the offices of the trustee.

Certain Covenants with Respect to the Exchange Notes

Limitation on Liens.  The exchange notes will not be secured by mortgage, pledge or other lien. We will covenant that neither we nor any “restricted subsidiary” (which the indenture defines as any subsidiary which is a consolidated subsidiary, in accordance with generally accepted accounting principles) will subject any of its property, tangible or intangible, real or personal, to any lien unless the exchange notes are secured equally and ratably with other indebtedness thereby secured. Specifically excluded from this covenant are liens existing on the date of the indenture, as well as certain other liens, and the extension, renewal or replacement of those liens including without limitation:

(a) liens on any property provided that the creditor has no recourse against us or any restricted subsidiary except recourse to such property or proceeds of any sale or lease of such property;

(b) liens on property existing at the time of acquisition (including acquisition through merger or consolidation) or given in connection with financing the purchase price or cost of construction or improvement of property so long as the financing is completed within 180 days of the acquisition (or 18 months in the case of rail equipment, aircraft, aircraft engines, marine equipment, transportation-related containers and certain information technology assets);

(c) liens securing certain intercompany indebtedness;

(d) a banker’s lien or right of offset;

(e) liens arising under the Employee Retirement Income Security Act of 1974, as amended, to secure any contingent liability of ours;

(f) liens on sublease interests held by us if those liens are in favor of the person leasing the property subject to the sublease to us;

(g) various specified governmental liens and deposits;

(h) various other liens not incurred in connection with the borrowing of money (including purchase money indebtedness) or the obtaining of advances or credit;

(i) liens incurred in connection with securing performance of letters of credit, bids, tenders, appeal and performance bonds not incurred in connection with the borrowing of money or obtaining of advances or payment of the deferred purchase price of property; and

(j) other liens not permitted by any of the preceding clauses on property, provided no such lien shall be incurred pursuant to this clause (j) if the aggregate amount of indebtedness secured by liens incurred pursuant to clause (j) subsequent to the date of the indenture, including the lien proposed to be incurred, would exceed 20% of “net tangible assets” (which the indenture defines as our total assets less (x) current liabilities and (y) intangible assets).

Merger and Consolidation

The indenture provides that we may consolidate or merge with or into any other corporation and we may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States of America or any U.S. state, provided that the corporation (if other than us) formed by or resulting from any such consolidation or merger or which shall have received such assets shall assume payment of the principal of (and premium, if any), any interest on and any additional amounts payable with respect to the exchange notes and the performance and observance of all of the covenants and conditions of such indenture to be performed or observed by us.

Modification and Waiver

The indenture provides that we and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of the exchange notes, provided that no such modification or amendment may, without the consent of the holder of each outstanding new note affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, the exchange notes or change the redemption price of the exchange notes;

•	reduce the principal amount of, or interest on, the exchange notes or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

•	change the place or currency of any payment of principal or interest on the exchange notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the exchange notes;

•	reduce the percentage in principal amount of the outstanding exchange notes, the consent of whose holders is required to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding exchange notes necessary to waive any past default to less than a majority.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding exchange notes may, with respect to the exchange notes, waive past defaults under the indenture.

Events of Default, Waiver and Notice

An event of default with respect to the exchange notes is defined in the indenture as being:

•	default in payment of any interest on or any additional amounts payable in respect of the exchange notes which remains uncured for a period of 30 days;

•	default in payment of principal (and premium, if any) on the exchange notes when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise;

•	our default in the performance or breach of any other covenant or warranty in respect of the exchange notes which shall not have been remedied for a period of 90 days after notice; and

•	our bankruptcy, insolvency and reorganization.

The indenture provides that the trustee may withhold notice to the holders of the exchange notes of any default with respect to the exchange notes (except in payment of principal of, or interest on, the exchange notes) if the trustee considers it in the interest of the holders of the exchange notes to do so.

The indenture relating to the exchange notes also provides that:

•	if an event of default due to the default in payment of principal of, or interest on, the exchange notes, or because of our default in the performance or breach of any other covenant or agreement applicable to the exchange notes but not applicable to all outstanding debt securities issued pursuant to the indenture, shall have occurred and be continuing, then either the trustee or the holders of not less than 25% in principal amount of the exchange notes may declare the principal of the exchange notes and interest accrued thereon, to be due and payable immediately; and

•	if the event of default resulting from our default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities under the indenture or certain events of bankruptcy, insolvency and reorganization shall have occurred and be continuing, then either the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities issued under the indenture, including the exchange notes (treated as one class), may declare the principal of all such debt securities, including the exchange notes, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the exchange notes (or of all series of debt securities, as the case may be).

The holders of a majority in principal amount of the outstanding exchange notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the exchange notes provided that such direction shall not be in conflict with any rule of law or the indenture and shall not be unduly prejudicial to the holders not taking part in such direction. We are required to furnish to the trustee under the indenture annually a statement as to performance or fulfillment of our obligations under the indenture and as to any default in such performance of fulfillment.

Book-Entry, Delivery and Form

The notes representing the exchange notes will initially be issued only in registered, book-entry form, in denominations of $1,000 and any integral multiples of $1,000. We will issue global notes in denominations that together equal the total principal amount of the notes issued in the exchange offer.

The notes require that payment with respect to the global notes be made by wire transfer of immediately available funds to the accounts specified by the holders of the securities. If no account is specified, we may choose to make payment at the office of the trustee or by mailing a check to the holder’s registered address.

Exchanges of Book-Entry Notes for Certificated Notes

You may not exchange your beneficial interest in a global note for a note in certificated form unless:

(1) DTC (a) notifies us that it is unwilling or unable to continue as depository for the global note or (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in either case we thereupon fail to appoint a successor depository; or

(2) we, at our option, notify the Trustee in writing that we are electing to issue the notes in certificated form; or

(3) an Event of Default shall have occurred and be continuing with respect to the notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures). Any certificated notes issued in exchange for an interest in a global note will bear the legend restricting transfers that is borne by such global note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant global note.

Certain Book-Entry Procedures

The description of the operations and procedures of DTC, Euroclear and Clearstream that follows is provided solely as a matter of convenience. These operations and procedures are solely within their control and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge you to contact the system or their participants directly to discuss these matters.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“participants”) and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC has advised us that its current practice, upon the issuance of the global notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants).

As long as DTC, or its nominee, is the registered Holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the notes represented by such global note for all purposes under the indenture governing the notes and the notes. Except in the limited circumstances described above under “— Exchanges of Book-Entry Notes for Certificated Notes,” you will not be entitled to have any portions of a global note registered in your names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owner or Holder of a global note (or any note represented thereby) under the indenture governing the notes or the notes.

You may hold your interests in the global notes directly through DTC, if you are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, will hold such interests in such global note in customers’ securities accounts in the depositories’ names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a global note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

We will make payments of the principal of, premium, if any, and interest on global notes to DTC or its nominee as the registered owner thereof. Neither we nor the Trustee nor any of our or their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payment will be the responsibility of such participants.

Except for trades involving only Euroclear and Clearstream participants, interests in the global note will trade in DTC’s settlement system, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer and exchange provisions applicable to the Notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC has advised us that DTC will take any action permitted to be taken by a Holder of notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, the global notes will be exchanged for legended notes in certificated form, and distributed to DTC’s participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global notes among participants of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the Trustee or any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear and Clearstream, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

CONCERNING THE TRUSTEE

JPMorgan Chase Bank, N.A. is the trustee under the indenture for certain of our outstanding senior debt securities, including the original notes, as well as certain equipment trust agreements with one of our affiliates. JPMorgan Chase Bank, N.A. has, and certain of its affiliates may from time to time have, substantial banking relationships with us and certain of our affiliates, including GATX Corporation, our parent corporation.

The trustee under the indenture relating to the exchange notes may from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act,” upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax considerations (and, in the case of Non-U.S. holders as defined below, certain material U.S. federal estate tax considerations) relating to the (i) exchange of the original notes for the exchange notes pursuant to the exchange offer and (ii) the ownership and disposition of exchange notes, but does not provide a complete analysis of all potential tax considerations. We have based this summary on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the applicable Treasury Regulations promulgated or proposed thereunder, or the Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, or to different interpretation. This summary applies to you only if you are a holder of the original notes who acquired your original notes at their original issuance for the issue price within the meaning of Section 1273 of the Code and who holds your original notes as capital assets. A capital asset is generally an asset held for investment rather than as inventory or as property used in a trade or business. This summary does not discuss all of the aspects of U.S. federal income and estate taxation which may be relevant to investors in light of their particular investment or other circumstances. This summary also does not discuss the particular tax consequences that might be relevant to you if you are subject to special rules under the federal income tax laws. Special rules apply, for example, if you are:

•	a bank, thrift, insurance company, regulated investment company, or other financial institution or financial service company;

•	a broker or dealer in securities or foreign currency;

•	a person that has a functional currency other than the U.S. dollar;

•	a partnership or other flow-through entity;

•	a subchapter S corporation;

•	a person subject to alternative minimum tax;

•	a person who owns the original notes as part of a straddle, hedging transaction, constructive sale transaction or other risk-reduction transaction;

•	a tax-exempt entity;

•	a person who has ceased to be a United States citizen or to be taxed as a resident alien; or

•	a person who acquired the original notes in connection with your employment or other performance of services.

In addition, the following summary does not address all possible tax consequences. In particular, except as specifically provided, it does not discuss any estate, gift, generation-skipping, transfer, state, local or foreign tax consequences. We have not sought a ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. For all these reasons, we urge you to consult with your tax advisor about the federal income tax and other tax consequences of the exchange offer and the acquisition, ownership and disposition of the exchange notes.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THE EXCHANGE OFFER AND THE OWNERSHIP OF THE EXCHANGE NOTES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS OR UNDER ANY APPLICABLE TAX TREATY.

In General

We have treated the original notes, and will treat the exchange notes, as indebtedness for federal income tax purposes. This summary assumes that the IRS will respect this classification.

The Exchange Offer

The exchange of an original note for an exchange note pursuant to the exchange offer will not be taxable to the exchanging holders for federal income tax purposes. As a result (i) an exchanging holder will not recognize any gain or loss on the exchange, (ii) the holding period for the exchange note will include the holding period for the original note and (iii) the basis of the exchange note will be the same as the basis of the original note.

The exchange offer will result in no federal income tax consequences to a non-exchanging holder.

U.S. Holders

As explained below, the federal income tax consequences of acquiring, owning and disposing of the exchange notes depend on whether or not you are a U.S. Holder. For purposes of this summary, you are a U.S. Holder if you are beneficial owner of the exchange notes and for federal income tax purposes are:

•	a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the substantial presence residency test under the federal income tax laws;

•	a corporation or other entity treated as a corporation for federal income tax purposes, that is created or organized in or under the laws of the United States, any of the fifty states or the District of Columbia, unless otherwise provided by Treasury Regulations;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust;

and if your status as a U.S. Holder is not overridden under the provisions of an applicable tax treaty.

If a partnership holds the exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in such a partnership, you should consult your tax advisor.

Payments of Stated Interest.  All of the exchange notes bear interest at a stated fixed rate. You generally must include this stated interest in your gross income as ordinary interest income:

•	when you receive it, if you use the cash method of accounting for federal income tax purposes; or

•	when it accrues, if you use the accrual method of accounting for federal income tax purposes.

Sale, Exchange or Redemption of Exchange Notes.  You generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of the exchange notes measured by the difference between (i) the amount of cash proceeds and the fair market value of any property you receive (except to the extent attributable to accrued interest income not previously included in income, which will generally be taxable as ordinary income, or attributable to accrued interest previously included in income, which amount may be received without generating further income), and (ii) your adjusted tax basis in the exchange notes. Your adjusted tax basis in an exchange note generally will equal your cost of the exchange note, less any principal payments received by you. Gain or loss on the disposition of exchange notes will generally be capital gain or loss and will be long-term gain or loss if the exchange notes have been held for more than one year at the time of such disposition. You should consult your tax advisor regarding the treatment of capital gains and losses.

Information Reporting and Backup Withholding.  In general, information reporting requirements will apply to payments to certain noncorporate U.S. Holders of principal and interest on an exchange note and the proceeds of the sale of an exchange note. If you are a U.S. Holder, you may be subject to backup withholding when you receive interest with respect to the exchange notes, or when you receive proceeds upon the sale, exchange, redemption, retirement or other disposition of the exchange notes. In general, you can avoid this backup withholding by properly executing under penalties of perjury an IRS Form W-9 or substantially similar form that provides:

•	your correct taxpayer identification number; and

•	a certification that (a) you are exempt from backup withholding because you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form, you may be subject to penalties imposed by the IRS in a timely manner.

Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations, tax exempt organizations and certain foreign persons, provided their exemptions from backup withholding are properly established.

Amounts withheld are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided you furnish the required information to the IRS.

We will report to the U.S. Holders of exchange notes and to the IRS the amount of any “reportable payments” for each calendar year and the amount of tax withheld, if any, with respect to such payments.

Non-U.S. Holders

As used herein, the term, “Non-U.S. Holder” means any beneficial owner of a note that is not a U.S. Holder.

Payments of Stated Interest.  Generally, subject to the discussion of backup withholding below, if you are a Non-U.S. Holder, interest income that is not effectively connected with a United States trade or business will be treated as “portfolio interest” that is not to be subject to U.S. withholding tax, provided that:

•	you do not actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote;

•	you are not a controlled foreign corporation related to us actually or constructively through stock ownership;

•	you are not a bank which acquired the exchange notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•	either (a) you provide a Form W-8BEN (or a suitable substitute form) signed under penalties of perjury that includes your name and address and certifies as to your non-U.S. holder status, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, provides a statement to us or our agent under penalties of perjury in which it certifies that a Form W-8BEN or W-8IMY (or a suitable substitute form) has been received by it from you or a qualifying intermediary and furnishes us or our agent with a copy of such form.

Treasury regulations provide alternative methods for satisfying the certification requirement described in the paragraph above. These regulations may require a Non-U.S. Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number.

Interest on exchange notes not exempted from U.S. withholding tax as described above and not effectively connected with a United States trade or business generally will be subject to U.S. withholding tax at a 30% rate, except where an applicable tax treaty provides for the reduction or elimination of such withholding tax. We may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld from (if any), each Non-U.S. Holder.

Except to the extent that an applicable treaty otherwise provides, generally you will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with your conduct of a United States trade or business. If you are a corporate Non-U.S. Holder, you may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treat rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it may not be subject to withholding tax if you deliver proper documentation.

To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form W-8BEN or W-8ECI. Under the Treasury Regulations, a Non-U.S. Holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special procedures are provided in the Treasury Regulations for payments through qualified intermediaries. Prospective investors should consult their tax advisors regarding the effect, if any, of the Treasury Regulations.

Sale, Exchange or Redemption of Exchange Notes.  If you are a Non-U.S. Holder of an exchange note, generally you will not be subject to the United States federal income tax or withholding tax on any gain realized on the sale, exchange or redemption of the exchange note, unless:

•	the gain is effectively connected with your conduct of a United States trade or business;

•	you are an individual and are present in the United States for a period or periods aggregating 183 days or more during taxable year (as determined under the Internal Revenue Code) of the disposition and certain other conditions are met; or

•	you are subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

Death of a Non-U.S. Holder.  If you are an individual Non-U.S. Holder and you hold an exchange note at the time of your death, it will not be includable in your gross estate for United States estate tax purposes, provided that you do not at the time of death actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote, and provided that, at the time of death, payments with respect to such exchange note would not have been effectively connected with your conduct of a trade or business within the United States.

Information Reporting and Backup Withholding.  If you are a Non-U.S. Holder, United States information reporting requirements and backup withholding tax will not apply to payments of interest on an exchange note if you provide the statement described above in “Non-U.S. Holders — Payments of Stated Interest”, provided that the payor does not have actual knowledge that you are a United States person.

Information reporting will not apply to any payment of the proceeds of the sale of an exchange note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker:

(i) is a United States person;

(ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

(iii) is a controlled foreign corporation for United States federal income tax purposes; or

(iv) is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons (as defined in U.S. Treasury regulations) who in the aggregate hold more than 50% of the income or capital interests in the partnership or it, at any time during its tax year, such foreign partnership is engaged in a United States trade or business.

Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii), (iii) or (iv) of the preceding sentence will be subject to information reporting requirements unless such broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met, or you otherwise establish an exemption. However, under such circumstances, Treasury Regulations provide that such payments are not subject to backup withholding. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless you provide the statement described in “Non-U.S. Holders — Payment of Interest” or otherwise establish an exemption.

LEGAL MATTERS

The validity of the exchange notes will be passed upon for us by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

EXPERTS

Our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting, appearing in our Annual Report on Form 10-K/A for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We incorporate by reference in this prospectus our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005, and our quarterly report on Form 10-Q for quarter ended March 31, 2006, which we have previously filed with the SEC. These documents contain important information about us and our financial condition.

We also incorporate by reference all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this exchange offer. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:

Lisa M. Ibarra
Assistant Secretary
GATX Financial Corporation
500 West Monroe Street
Chicago, Illinois 60661-3676
(312) 621-6200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, as amended, empowers a corporation, subject to certain limitations, to indemnify its directors and officers against the actual and reasonable expenses of defending litigation against them in their capacities as directors and officers.

Article V of the By-Laws of GATX Financial Corporation provides in terms similar to those of Section 145 of the Delaware General Corporation Law that GATX Financial Corporation shall have the power to indemnify its directors and officers. In addition, GATX Financial Corporation’s directors and officers are insured under directors and officers liability insurance policies maintained by GATX Corporation.

Item 21.	Exhibits

Exhibit
Number	Description

4.1	Indenture, dated as of November 1, 2003, between GATX Financial Corporation and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4Q to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, file number 1-8319).
4.2	Supplemental Indenture No. 2, dated March 3, 2006, between GATX Financial Corporation and JPMorgan Chase Bank, N.A. as trustee.
4.3	Registration Rights Agreement, dated March 3, 2006, by and among GATX Financial Corporation, Citigroup Global Markets Inc., and Banc of America Securities LLC.
4.4	Form of Exchange Note (included in Exhibit 4.2).
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP as to the legality of the exchange notes.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 above).
24.1	Power of Attorney (appears on the signature page of this Registration Statement)
25.1	Statement of Eligibility and Qualification of Trustee on Form T-1.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.

Item 22.	Undertakings

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, that, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than a registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(h) That every prospectus: (i) that is filed pursuant to paragraph (g) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(k) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2006.

GATX Financial Corporation

By:	/s/ Brian A. Kenney
Brian A. Kenney
Chairman, President, Chief Executive Officer
and Director

Each of the undersigned hereby constitutes and appoints Brian A. Kenney and Deborah A. Golden, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his behalf and his name, place and stead, in any and all capacities, to sign, execute and file any amendment or amendments (including post-effective amendments) to this registration statement, with all exhibits and any and all documents and supplementary information required to be filed with respect thereto, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 20, 2006.

Signature	Title

/s/ Brian A. Kenney Brian A. Kenney	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert C. Lyons Robert C. Lyons	Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ William M. Muckian William M. Muckian	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Indenture, dated as of November 1, 2003, between GATX Financial Corporation and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4Q to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, file number 1-8319).
4.2	Supplemental Indenture No. 2, dated March 3, 2006, between GATX Financial Corporation and JPMorgan Chase Bank, N.A. as trustee.
4.3	Registration Rights Agreement, dated March 3, 2006, by and among GATX Financial Corporation, Citigroup Global Markets Inc., and Banc of America Securities LLC.
4.4	Form of Exchange Note (included in Exhibit 4.2).
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP as to the legality of the exchange notes.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 above).
24.1	Power of Attorney (appears on the signature page of this Registration Statement).
25.1	Statement of Eligibility and Qualification of Trustee on Form T-1.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.